THIS DOCUMENT MUST BE RECEIVED IN

Colorado Secretary of State

THE SECRETARY OF STATE’S OFFICE ON             Date and Time: 03/29/2005 2:32 PM

OR BEFORE MARCH 31, 2005.                                        Entity Id: 19981132869

 Document number: 20051132752

Document Processing Fee

If document is on paper: $25.00

If document is filed electronically: $ .99

Fees are subject to change.

For electronic filing and to obtain

copies of filed documents visit

www.sos.state.co.us

Deliver paper documents to:

Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

Paper documents must be typed or machine printed. ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: _19981132869_____________

1. Entity name:

WESTSPHERE ASSET CORPORATION,INC

(If changing the name of the corporation, indicate name

BEFORE the name change)

2. New Entity name:

(if applicable)

______________________________________________________

3. Use of Restricted Words (if any of these

. “bank” or “trust” or any derivative thereof

. “credit union” . “savings and loan”

. “insurance”, “casualty”, “mutual”, or “surety”

terms are contained in an entity name, true

name of an entity, trade name or trademark

stated in this document, make the applicable

selection):

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration

as amended is less than perpetual, state

the date on which the period of duration

expires: _____________________

(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: x

7. (Optional) Delayed effective date: ______________________

(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the

individual(s) causing the document

to be delivered for filing: Goeseels_ Sonia ______________ _____

                                                        (Last)

        (First)                               (Middle)                       (Suffix)

2140 Pegasus Way N.E

(Street name and number or Post Office information)

                            Calgary, AB,    T2E 8M5

(City)           State             (Postal/Zip Code)

Alberta                       Canada

 (Province – if applicable) (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1

Reverse Split 20 to 1

Attachment 2

Preferred Share conversion